UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2015

AQUILARTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55310	47-212887
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7515 NE Ambassador Place

Suite L

Portland, OR 97220

(Address of principal executive offices and Zip Code)

(Registrant’s telephone number, including area code)

27979 SW 97th Avenue

Suite 601

Wilsonville, Oregon 97070

(Former name or former address, if changed since last report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2015, Michaele Balter has resigned as Aquilarts, Inc.’s President, Chief Operating Officer, Secretary and Treasurer to accept a position with another entity.

On August 18, 2015, Aquilarts, Inc. has appointed Mark Nishi as its Chief Financial Officer, Treasurer and Secretary.

Mark Nishi was Controller and Vice President of Contracts for North Sky Communications, Inc. (subsidiary of Quanta Services, Inc.) from 1999 - 2009. Mark Nishi played an instrumental role in growing the company from $17 million in revenue in 1999 to $65 million in revenue in the year 2000. From 2009 – 2015, Mark Nishi has consulted with clients in various industries. Mark Nishi has help clients implement inventory systems, collect Account Receivables, develop reporting and monitoring systems, acquire loans and major capital acquisitions, tax planning and more.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 19, 2015	AQUILARTS, INC.

	By:	/s/ Karl C. Powell
		Name:	Karl C. Powell
		Title:	Chairman, President and Chief Executive Officer